Exhibit 99.1

February 2, 2011

Tetra Tech Reports First Quarter Results

•	Net Revenue up 18% to $406 million

•	Diluted EPS up 20% to $0.36

•	Backlog up 19% to $1.91 billion

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the first quarter ended January 2, 2011.

First Quarter Results

Revenue in the quarter was $611.1 million, up 12.8% compared to $542.0 million in the first quarter last year.  Revenue, net of subcontractor costs(1), was $405.6 million, up 18.1% compared to $343.5 million in the first quarter last year.  Operating income was $34.3 million, up 10.3% compared to $31.1 million in the first quarter last year.  Net income was $22.3 million, up 19.2% compared to $18.7 million in the first quarter last year.  Diluted earnings per share (EPS) were $0.36, up 20.0% compared to $0.30 in the first quarter last year.  The EPS of $0.36 included a prior-year tax benefit of approximately $0.02.  Backlog was $1.91 billion, up 18.5% compared to $1.61 billion at the end of the first quarter last year.  Cash generated from operations was $8.9 million, compared to cash used of $5.2 million in the first quarter last year.

“Tetra Tech had a solid first quarter that included strong growth in net revenue, EPS, and backlog,” said Tetra Tech’s Chairman and CEO, Dan Batrack.  “The Company’s performance was driven by continued strength in our front-end consulting and engineering services, and recent Canadian acquisitions that expand our water services to the mining and energy markets.  International business increased significantly and now represents 25% of our net revenue.  In addition, commercial net revenue grew 11% year-over-year.  The performance and opportunities in our international and commercial markets have improved our business outlook, which is reflected in our increased EPS guidance for the year.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

In thousands (except EPS data)

	Three Months Ended
	January 2, 2011	December 27, 2009
Revenue	$611,124	$541,957
Subcontractor costs	(205,544)	(198,464)
Revenue, net of subcontractor costs	405,580	343,493
Operating income	34,325	31,117
Interest expense	(1,305)	(256)
Income tax expense	(10,266)	(12,152)
Net income including noncontrolling interests	22,754	18,709
Net income attributable to noncontrolling interests	(453)	—
Net income	$22,301	$18,709

Earnings per share:
Basic	$0.36	$0.31
Diluted	$0.36	$0.30

Weighted-average common shares outstanding:
Basic	61,665	61,161
Diluted	62,443	62,089

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech’s change in business mix has resulted in increased seasonality that especially affects the second quarter.  As a result, Tetra Tech expects diluted EPS for the second quarter of fiscal 2011 to be in the range of $0.25 to $0.29.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $375 million to $405 million.  For fiscal 2011, due to an improved outlook in its international and commercial markets, Tetra Tech is increasing its diluted EPS guidance to a range of $1.32 to $1.42.  Revenue, net of subcontractor costs, for fiscal 2011 is expected to range from $1.6 billion to $1.7 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at www.tetratech.com on February 3, 2011 at 8:00 a.m. (PST).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets. The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy. With approximately 12,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and reliance on third-party software to run critical systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	January 2, 2011	October 3, 2010
Assets
Current Assets:
Cash and cash equivalents	$81,546	$220,933
Accounts receivable - net	600,312	566,642
Prepaid expenses and other current assets	59,187	49,889
Income taxes receivable	16,926	7,249

Total current assets	757,971	844,713

Property and equipment:
Land and buildings	11,723	11,707
Equipment, furniture and fixtures	151,913	145,210
Leasehold improvements	22,587	18,104
Total	186,223	175,021
Accumulated depreciation and amortization	(101,845)	(95,638)
Property and equipment - net	84,378	79,383
Investments in and advances to unconsolidated joint ventures	3,067	140
Goodwill	535,125	394,422
Intangible assets - net	75,505	45,995
Other assets	19,279	17,036

Total Assets	$1,475,325	$1,381,689

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$151,528	$166,450
Accrued compensation	90,819	93,243
Billings in excess of costs on uncompleted contracts	78,557	79,401
Deferred income taxes	23,172	21,851
Current portion of long-term debt	4,284	5,002
Contingent earn-out liability	25,942	10,513
Other current liabilities	81,834	90,747
Total current liabilities	456,136	467,207

Deferred income taxes	29,602	12,506
Long-term debt	142,122	122,510
Other long-term liabilities	51,198	31,333

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of January 2, 2011 and October 3, 2010	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 61,973 and 61,755 shares as of January 2, 2011 and October 3, 2010, respectively	620	618
Additional paid-in capital	374,666	368,865
Accumulated other comprehensive income	25,937	18,763
Retained earnings	382,188	359,887
Total Tetra Tech stockholders’ equity	783,411	748,133
Noncontrolling interests	12,856	—
Total stockholders’ equity	796,267	748,133

Total Liabilities and Stockholders’ Equity	$1,475,325	$1,381,689

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	January 2,	December 27,
	2011	2009
Revenue	$611,124	$541,957
Subcontractor costs	(205,544)	(198,464)
Other costs of revenue	(329,927)	(273,710)
Selling, general and administrative expenses	(41,328)	(38,666)
Operating income	34,325	31,117
Interest expense	(1,305)	(256)
Income before income tax expense	33,020	30,861
Income tax expense	(10,266)	(12,152)
Net income including noncontrolling interests	22,754	18,709
Net income attributable to noncontrolling interests	(453)	—
Net income attributable to Tetra Tech	$22,301	$18,709

Earnings per share attributable to Tetra Tech:
Basic	$0.36	$0.31
Diluted	$0.36	$0.30

Weighted-average common shares outstanding:
Basic	61,665	61,161
Diluted	62,443	62,089

Tetra Tech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	January 2,	December 27,
	2011	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$22,754	$18,709

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	13,553	7,897
Equity in earnings of unconsolidated joint ventures	(948)	(232)
Distributions of earnings from unconsolidated joint ventures	886	1,216
Stock-based compensation	2,774	2,700
Excess tax benefits from stock-based compensation	(84)	(701)
Deferred income taxes	4,318	7,934
Provision for doubtful accounts	(1,092)	(326)
Exchange gain	(72)	(106)
(Gain) loss on disposal of property and equipment	(101)	53

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	37,994	14,892
Prepaid expenses and other assets	(10,375)	(266)
Accounts payable	(43,900)	(9,350)
Accrued compensation	(2,477)	(30,822)
Billings in excess of costs on uncompleted contracts	(7,929)	(12,812)
Other liabilities	(2,333)	4,569
Income taxes receivable/payable	(4,036)	(8,513)
Net cash provided by (used in) operating activities	8,932	(5,158)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,236)	(3,920)
Payments for business acquisitions, net of cash acquired	(166,877)	(1,415)
Proceeds from sale of property and equipment	144	139
Net cash used in investing activities	(170,969)	(5,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(2,154)	(251)
Proceeds from borrowings	21,867	—
Distributions paid to noncontrolling interests	(501)	—
Excess tax benefits from stock-based compensation	84	701
Net proceeds from issuance of common stock	3,270	1,433
Net cash provided by financing activities	22,566	1,883

EFFECT OF EXCHANGE RATE CHANGES ON CASH	83	398

NET DECREASE IN CASH AND CASH EQUIVALENTS	(139,387)	(8,073)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	220,933	89,185
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$81,546	$81,112

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$585	$353
Income taxes, net of refunds received	$8,809	$13,022